SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 7, 2002

SEITEL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)
0-14488		76-0025431
(Commission File Number)		(IRS Employer Identification No.)

50 Briar Hollow Lane
7th Floor, West Bldg.
Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

(713) 881-8900
(Registrant's Telephone Number, Including Area Code)

Item 5.	Other Events.

          The Company has initiated legal action in Federal District Court in Houston, Texas, seeking a declaratory judgment with respect to the employment agreement between the Company and Herbert M. Pearlman, former chairman of the Board of the Company. Following his resignation, Mr. Pearlman and the Company entered into negotiations for a restructuring of his employment agreement. During the negotiations, a document was created which Mr. Pearlman now alleges has superseded the employment agreement. The Company asserts that the document was not approved by the Board of Directors or the Compensation and Stock Option Committee. The Company seeks a judgment declaring the effect of Mr. Pearlman's resignation on the employment agreement, whether the Company owes any amounts under the employment agreement as a result of his resignation and, if so, how much, and a judgment that the subsequent document is not binding on the Company and is not enforceable by Mr. Pearlman against the Company. A copy of the lawsuit is filed as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of this action is qualified in its entirety by reference to such Exhibit.

          On June 5, 2002, the Company issued the press release attached hereto as Exhibit 99.2. The press release discloses the legal action initiated against Mr. Pearlman. In addition, the press release announces the appointment of Fred Zeidman as the new chairman of the Company, the appointment of Robert Knauss as a new director and sole member of an independent committee that will review the allegations made in the derivative actions filed against certain officers and directors of the Company.

          Eleven lawsuits alleging violations of the securities laws have been filed against the Company and certain current and former officers and directors of the Company. The most recent lawsuits, Lynne Reichardt v. Seitel, Inc. et al. (Case No. H-02-2030) and Deborah Lea Foss v. Seitel, Inc. et al., H-02-2105, were filed on May 29 and May 31 2002 respectively in the United States District Court for the Southern District of Texas, Houston Division. The plaintiffs are seeking certification of a class of the Company's shareholders. Copies of these lawsuits are filed as Exhibit 99.3 and Exhibit 99.4 and are incorporated herein by reference. The foregoing description of these actions are qualified in their entirety by reference to such Exhibits. The Company expects these and any related class actions that may be filed in the future to be consolidated into a single lawsuit. The Company intends to vigorously defend itself in these cases. In addition, three derivative actions have been filed, all of which have previously been disclosed. Harold G. Basser v. Paul Frame et al. (No. H-02-1874), which was described as a class action and filed as Exhibit 99.2 to Form 8-K filed on May 30, 2002, is actually a derivative action. The Board of Directors is undertaking an independent investigation of the allegations asserted in the derivative lawsuits and, upon completion of the investigation, will take whatever action may be appropriate.

          Statements contained in this Report about Seitel's future outlook, prospects and plans, including those that express belief, expectation, estimates or intentions, as well as those that are not statements of historical fact, are forward looking. These statements represent Seitel's reasonable belief and are based on Seitel's current expectations and assumptions with respect to future events. While Seitel believes its expectations and assumptions are reasonable, they involve risks and uncertainties beyond Seitel's control that could cause the actual results or outcome to differ materially from the expected results or outcome. Such factors include any significant change in the oil and gas business or the economy generally, changes in the exploration budgets of the Company's seismic data and related services customers, actual customer demand for the Company's seismic data and related services, the extent of the Company's success in acquiring oil and gas properties and in discovering, developing and producing reserves, the timing and extent of changes in commodity prices for natural gas, crude oil and condensate and natural gas liquids and conditions in the capital markets and equity markets during the periods covered by the forward looking statements, and the effect on our reported operating results and stock price as a result of the Company's restatement of financial statements. The forward-looking statements contained in this Report speak only as of the date hereof, and Seitel disclaims any duty to update these statements.

Item 7.	Financial Statements and Exhibits

          The following documents are filed as an Exhibit to this report:

99.1	Civil Action Complaint

99.2	Press Release

99.3	Civil Action Complaint

99.4	Civil Action Complaint

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date:	June 7, 2002	SEITEL, INC.

		By:	/s/ Paul A. Frame

Chairman of the Board of Directors
and President

EXHIBIT INDEX

Exhibit		Page

99.1	Civil Action Complaint	5

99.2	Press Release	9

99.3	Civil Action Complaint	12

99.4	Civil Action Complaint	41